Exhibit 99.1


[OBJECT OMITTED]
                                          Gold Banc Corporation, Inc.
                                                    11301 Nall Avenue
                                                Leawood, Kansas 66211
                                                     www.goldbanc.com
                                                     ----------------



CONTACT:
Malcolm (Mick) Aslin
President and CEO
913.451.8050
mickaslin@goldbanc.com

Rick J. Tremblay
Chief Financial Officer
913.451.8050
ricktremblay@goldbanc.com







----------------------------------------------------------------------

FOR IMMEDIATE RELEASE
April 23, 2003

  Gold Banc's 1st Quarter profit of $0.18 EPS in Line With Guidance
      Board Declares Quarterly Cash Dividend of $0.03 Per Share
----------------------------------------------------------------------

LEAWOOD, Kansas (April 23, 2003) - - Gold Banc (NASDAQ: GLDB) today reported 2003 first-quarter earnings of $6.7 million or $0.18 per share, in line with the Company's guidance. The results compare favorably with the prior-quarter earnings of $5.7 million or $0.17 per share and first-quarter results one year ago of $6.1 million or $0.18 per share. Weighted average shares outstanding increased to 38.2 million as the result of a follow on offering completed in October 2002.

Total assets at March 31, 2003 were $3.99 billion as loans grew $73.7 million or 2.7% during the first quarter. Loans increased $473 million from a year ago, or 20.5%. Total deposits increased $87.6 million during the first quarter of 2003, or 3.2%.

"First-quarter results reflected the continued strength of our core Commercial Banking operations and increases in our Wealth Management activities," explained Mick Aslin, President and CEO. "We expect our underlying fundamentals to remain strong as we continue to implement our successful strategies, which include emphasizing personal customer service and community involvement, as well as focusing on our high growth markets and filling in voids created by widespread bank consolidation. We are particularly pleased with the continued growth in our Kansas City and Oklahoma City metro markets as well as the growth in our new Sarasota and Tampa locations," Aslin pointed out.



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"Based on our operating momentum, we are optimistic about the outlook for the year," Aslin continued. As previously reported, Gold Banc expects earnings per share for 2003 to range between $0.86 and $0.91, representing an increase of 10% to 17% over the $0.78 earned in 2002, despite a less-than-robust economy and substantially more shares outstanding.

As previously reported, Gold Banc has cooperated with regulators regarding an internal investigation into improper activities by former CEO Michael W. Gullion. Moreover, the company quickly took steps to strengthen internal controls to prevent any recurrence. Gullion has offered through his counsel to make restitution to Gold Banc. If such restitution is not made, the Company would evaluate whether to submit an insurance claim based on a determination as to whether the risk of increased premiums or difficulty in obtaining future insurance coverage would more than offset this benefit. Any funds received from such restitution or insurance would be recorded as income in the quarter received. Earnings for the quarter just ended were negatively impacted by $250,000 in extraordinary expenses associated with the investigation and related regulatory and disclosure activities and control improvements. After netting out $250,000 which will be covered by a separate insurance policy, we expect the second quarter to be impacted by an additional $300,000.

"Based on the circumstances in place as of December 31, 2002, we expect that Gold Bank-Kansas will lose its `well-managed' rating as defined by federal law and regulations which takes into account a variety of processes and controls. "However, we believe that our actions and the changes already made as well as those currently in process will enable us to regain our `well- managed' rating," Aslin pointed out. "It is important to note that the issues involved do not relate to any problems with our capital structure, nor with the safety of customer funds. We have already taken meaningful steps to remedy the problems," Aslin concluded.

First Quarter Performance

Net interest income totaled $29.5 million, compared to $24.0 million for the first quarter of 2002. Net interest margin (Fully Tax Equivalent) was 3.38%, compared to 3.47% for the same quarter in 2002 and 3.41% in the fourth quarter of 2002. The Company expects the net interest margin to improve as the year progresses.

Non-interest income, excluding income from security gains and information technology services, was $8.4 million for the quarter. "We continue to see strong growth in Wealth Management and Commercial Banking fee income," said Aslin. "We had no securities gains during the quarter and information technology services were down because of decreased hardware sales. This resulted in a decrease in total non-interest income for the quarter," added Aslin.

At March 31, non-performing loans stood at $24.7 million, or 0.88% of total loans, compared with $15.9 million or 0.58% of total loans at December 31, 2002. "The majority of the increase in non-performing loans from year-end pertains to three loans, two in Oklahoma and one in Kansas," Aslin pointed out. "One of the Oklahoma loans has paid off subsequent to March 31, and the other is in the process of being liquidated". Net charge-offs in the quarter were $4.3 million compared with $2.5 million and $3.0 million for the quarters ending December 31, 2002 and March 31, 2002, respectively.

Total shareholders' equity grew nearly $3.9 million during the quarter to nearly $231.7 million. Book value per share was $5.86 on March 31, 2003 compared to $4.85 for the same period one year ago and $5.77 at 2002 year end. The Company continues to be well capitalized with a total risk-based capital ratio of 10.64%.

In addition, the Gold Banc board of directors has declared a cash dividend today of $0.03 per common share. The dividend will be payable on May 12, 2003 to shareholders of record as of


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May 5, 2003. The Annual Meeting of shareholders will he held at the Sheraton
Overland Park Hotel, Leawood, Kansas on Monday, May 19, 2003.

About Gold Banc

Gold Banc Corporation, Inc., is a financial holding Company headquartered in Leawood, Kansas with $4.0 billion in assets. Gold Banc provides commercial banking, wealth management and personal banking services in Kansas, Missouri, Oklahoma, and Florida through 60 banking locations. Gold Banc is traded on Nasdaq under the symbol GLDB.


Cautionary Statements Regarding Forward-Looking Information The company does not intend to update the above forecast or to make additional forecasts in the future.

The above forecast and other information included herein contains certain "forward-looking statements" with respect to the financial condition, results of operations, plans objectives, future financial performance and business of our company and its subsidiaries, including, without limitation:

   o  statements that are not historical in nature
   o statements preceded by, followed by or that include the words "believes," expects," "may," "will," "should," "could,"
        "anticipates," "estimates," "intends" or similar expressions
   o   statements regarding the timing of the closing of the branch sales

Forward-looking statements are not guarantees of future performance or results. They involve risks, uncertainties and assumptions. Actual results may differ materially from those contemplated by the forward-looking statements due to, among others, the following factors:

   o  transition of new management

   o  changes in interest margins or loans

   o  changes in allowance for loan losses

   o  changes in the interest rate environment may reduce interest margins

   o  the effect of a change in the management rating of Gold Bank-Kansas

   o competitive pressures among financial services companies may increase significantly

   o costs or difficulties related to the integration of the business of our company and its acquisition targets may be greater than expected

   o general economic conditions, either nationally or in our markets, may be less favorable than expected

   o legislative or regulatory changes may adversely affect the business in which our company and its subsidiaries are engaged

   o  technological changes may be more difficult or expensive than anticipated

   o  changes may occur in the securities markets

We have described under the caption "Factors That May Affect Future Results of Operation, Financial Condition or Business" in the company's Annual Report on Form 10-K/A for 2003 additional factors that could cause actual results to be materially different from those described in the forward-looking statements. Other factors that we have not identified under that caption could also have this effect. You are cautioned not to put undue reliance on any forward-looking statement which speaks only as of the date it was made.

The above forecast is based upon a variety of informal estimates and assumptions (not all of which were stated in the forecast) relating to our businesses, products and anticipated future operations. Certain of these assumptions relate to the achievement of strategic goals, objectives, and targets over the applicable periods. This forecast may not be realized and the assumptions upon which it is based are subject to significant financial, market, economic, regulatory, and competitive uncertainties, contingencies, risks and other factors which are difficult or impossible to predict accurately. All these factors are difficult to quantify and many of these factors are beyond the company's control.

The inclusion of the above forecast should not be regarded as a representation by the company that the forecasted results will be achieved. The above forecast should not be relied upon as a reliable prediction of actual future financial results. Generally, the further out the period to which forecasts relate, the more unreliable those forecasts become due to the difficulty in making accurate predictions of future events.

The above forecast has not been reviewed or audited by independent auditors and was prepared by the company management. The company's independent auditors do not express any opinion or any other form of assurance with respect to the above forecast.

                     GOLD BANC CORPORATION, INC. AND SUBSIDIARIES
                           Consolidated Balance Sheet
                                 (In thousands)
                                   (unaudited)
                                              March 31, 2003   December 31, 2002
                                              --------------   -----------------
Assets

Cash and due from banks                        $   84,299      $   96,215
Federal funds sold and interest-bearing
  deposits                                         29,193             193
                                               -----------     -----------
    Total cash and cash equivalents               113,492          96,408
                                               -----------     -----------

Investment securities:
    Held-to-maturity                              193,662         201,563
    Available-for sale                            670,247         531,037
    Trading                                         4,237           3,485
                                               -----------     -----------
    Total investment securities                   868,146         736,085
                                               -----------     -----------

Mortgage loans held for sale, net                  24,597          25,134
Loans, net                                      2,778,936       2,705,217
Allowance for loan losses                         (32,705)        (33,439)
Premises and equipment, net                        69,359          69,587
Goodwill, net                                      35,643          35,643
Intangible Assets, net                              6,648           6,835
Cash surrender value of bank owned life
  insurance                                        77,430          56,501
Accrued interest and other assets                  49,418         113,752
                                               -----------     -----------
Total assets                                   $3,990,964      $3,811,723
                                               ===========     ===========

Liabilities and Stockholders' Equity

Liabilities:
    Deposits                                   $2,804,222      $2,716,569
    Securities sold under agreements to
      repurchase                                  142,352         153,595
    Federal funds purchased and other
     short-term borrowings                            568          25,658
    Subordinated debt and guaranteed preferred
     beneficial interests in
       Company's debentures                       113,279         113,137
    Long-term borrowings                          679,461         548,848
    Accrued interest and other liabilities         19,386          26,142
                                               -----------     -----------
    Total liabilities                           3,759,268       3,583,949
                                               -----------     -----------

Stockholders' equity:
    Preferred stock, no par value; 50,000,000
      shares authorized, no shares issued               -               -
    Common stock, $1.00 par value; 50,000,000
      shares authorized
      44,216,692 issued at March 31, 2003 and
      44,188,384 issued at December 31, 2002       44,217          44,188
    Additional paid-in capital                    118,407         118,257
    Retained earnings                             112,917         107,392
    Accumulated other comprehensive income, net     2,707           3,489
    Unearned compensation                         (13,432)        (12,432)
                                               -----------     -----------
                                                  264,816         260,894
    Less treasury stock - 4,721,510 shares at
      March 31, 2003 and 4,721,510 shares at
      December 31, 2002                           (33,120)        (33,120)
                                               -----------     -----------
                                                  231,695         227,774
                                               -----------     -----------
Total liabilities and stockholders' equity     $3,990,964      $3,811,723
                                               ===========     ===========



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                  GOLD BANC CORPORATION, INC. AND SUBSIDIARIES
                       Consolidated Statements of Earnings
                           For the Three Months ended
                      (In thousands, except per share data)
                                   (unaudited)

                                              March 31, 2003   March 31, 2002
                                              --------------   --------------

Interest Income:
    Loans, including fees                      $   42,464      $   38,866
    Investment securities                           9,936           8,337
    Other                                             469             595
                                               -----------     -----------
                                                   52,869          47,798
                                               -----------     -----------

Interest Expense:
    Deposits                                       15,485          15,397
    Borrowings and other                            7,847           8,441
                                               -----------     -----------
                                                   23,332          23,838
                                               -----------     -----------

    Net interest income                            29,537          23,960


Provision for loan losses                           3,550           5,035
                                               -----------     -----------
     Net interest income after
       provision for loan losses                   25,987          18,925
                                               -----------     -----------

Other income:
    Service fees                                    4,197           3,970
    Investment trading fees and
      commissions                                   1,477           1,396
    Net gains on sale of mortgage
      loans                                           744             695
    Net securities gains (losses)                      (3)            600
    Information technology services                 2,252           4,815
    Other                                           2,020           2,354
                                               -----------     -----------
                                                   10,687          13,830
                                               -----------     -----------
Other expense:
    Salaries and employee benefits                 14,740          11,948
    Net occupancy expense                           1,873           1,478
    Depreciation expense                            1,745           1,509
    Core deposit intangible amortization              188             125
    Information technology services                 1,565           3,171
    Other                                           7,687           6,537
                                               -----------     -----------
                                                   27,798           24,768
                                               -----------     -----------
      Earnings before income tax                    8,876            7,987

Income tax expense                                  2,167            1,930
                                               -----------     -----------

      Net earnings                             $    6,709      $     6,057
                                               ===========     ===========

Net earnings per share-basic and diluted       $     0.18      $      0.18
                                               ===========     ===========



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                 GOLD BANC CORPORATION, INC. AND SUBSIDIARIES
                                   Key Ratios
                      March 31, 2003 and December 31, 2002
             (In thousands, except per share data and percentages)


                                          Mar 31, 2003        Dec. 31,  2002
                                          ------------        --------------

Balance Sheet Ratios:

Total shares outstanding                     39,495               39,467
Book value per share                         $ 5.86               $ 5.77
Tangible book value per share                $ 4.79               $ 4.69

Leverage ratio                                 6.87%                6.96%
Tier 1 risk-based capital ratio                8.47%                8.61%
Total  risk-based capital ratio               10.64%               11.02%

Non-performing loans (NPL)                  $24,748              $15,867
NPL / Loans                                   0 .88%                0.58%
Allowance / NPL                              132.16%              210.75%
Allowance / Loans                              1.18%                1.15%

Non-performing assets (NPA)                 $31,172              $22,205
NPA / Assets                                   0.78%                0.58%



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                 GOLD BANC CORPORATION, INC. AND SUBSIDIARIES
                         Key Ratios - Three Months ended
             (In thousands, except per share data and percentages)


                                          Mar. 31, 2003        Mar 31, 2002
                                          -------------        ------------

Income Statement Ratios:
Average shares outstanding                     38,185               32,989

Net income per share                           $ 0.18                $0.18

Return on average assets                         0.70%                0.78%
Return on average equity                        11.74%               14.59%

Net interest margin ( tax equivalent)            3.38%                3.47%
Net interest margin                              3.34%                3.44%
Non-interest income / Net interest income       36.18%               57.30%
Efficiency ratio                                66.69%               64.16%
Net loans charged off                          $4,283               $3,037
Net charge offs to loans                         0.15%                0.13%
Average loans                              $2,765,543           $2,239,213
Average assets                             $3,871,594           $3,129,340